                                                                   EXHIBIT 10.14
                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                                  PENSION PLAN
                                 (RESTATED 1996)


The ALLERGAN, INC. PENSION PLAN (the "Plan") is hereby amended to read as follows:

I. The definition of the term "Employee" in Section 1.1 of the Plan is amended in its entirety, effective October 1, 1997, as follows:

        "'Employee' means a person who is employed by or is an officer of the Company or an Affiliate except that such term shall not include (a) any individual who performs services for the Company or an Affiliate and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or Affiliate and (b) any individual, whether a Leased Employee or otherwise, who performs services for the Company or an Affiliate pursuant to an agreement between the Company or Affiliate and any other person including a leasing organization."

II. Section 4.7 is amended in its entirety, effective January 1, 1997, as follows:

        "4.7 Mandatory Commencement of Benefits.

                (a) A Participant's pension shall begin no later than sixty days after the close of the Plan Year in which falls the later of his Normal Retirement Date or the date he retires.

                (b) In addition, payment shall begin no later than a Participant's required beginning date determined under the rules of Subparagraphs (i) and (ii) below:

                         (i) Participants attaining age 70-1/2 prior to 1999:
The required beginning date of a Participant who attains age 70-1/2 prior to 1999 shall be April 1 of the calendar year immediately following the year in which the Participant attains age 70-1/2; provided, however, that a Participant, other than a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations), who attains age 70-1/2 in 1996, 1997, or 1998 may elect to defer the required beginning date until April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or retires.

                         (ii) Participants attaining age 70-1/2 after 1998: The
required beginning date of a Participant who attains age 70-1/2 after 1998 shall be April 1 of the calendar year immediately following the later of the calendar year in which the Participant attains age 70-1/2 or retires; provided, however, if such Participant is a Five Percent Owner (as defined in Code Section 416(i) and applicable regulations) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70-1/2, the required beginning date shall be April 1 of the calendar year immediately following the year in which such Participant attains age 70-1/2."

III. Section 5.4 is amended in its entirety, effective January 1, 1998, as follows:

        "5.4 Cash-Outs.

                (a) If the lump sum Actuarial Equivalent of a Participant's nonforfeitable Accrued Benefit does not exceed or has never exceeded $5,000, the Participant or the Participant's beneficiary (i) shall be paid the lump sum Actuarial Equivalent, or (ii) may elect to have an Eligible Rollover Distribution paid directly by the Trustee to the trustee of an Eligible Retirement Plan.

                (b) If the lump sum Actuarial Equivalent of a Participant's nonforfeitable Accrued Benefit exceeds $5,000, but does not exceed $10,000, the Participant, or the Participant's beneficiary in the event of the Participant's death, may elect (i) to be paid the lump sum Actuarial Equivalent, or (ii) to have an Eligible Rollover Distribution paid directly by the Trustee to the trustee of an Eligible Retirement Plan. No distribution may be elected under this Paragraph (b) unless the Participant has attained at least Age 55 with 5 or more Vesting Years. In addition, the election may not be made after pension payments start, except that a Participant or a Participant's beneficiary whose payments started prior to January 1, 1998 and whose lump sum Actuarial Equivalent did not exceed $10,000 at the date payments started, may elect to be paid the remaining lump sum Actuarial Equivalent. A married Participant who elects under this Paragraph (b) must comply with the applicable requirements for spousal consent.

                (c) A Participant who has no nonforfeitable Accrued Benefit in the Plan at the time of his Separation from Service shall be deemed to have been cashed out with a zero cash benefit upon such Separation from Service."

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Amendment as of November 18, 1997.


ALLERGAN, INC.



By:     /s/ FRANCIS R. TUNNEY, JR.
   ----------------------------------------------
        Francis R. Tunney, Jr.
        Corporate Vice President, General Counsel
        and Secretary

                                       2